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                                                                    EXHIBIT 99.2

                                                                  Execution Copy



                          SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                  June 27, 2002

                                     between

                         ENCOMPASS SERVICES CORPORATION

                                       and

                                  THE INVESTORS

                                IDENTIFIED HEREIN

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I DEFINITIONS ..................................................    1

ARTICLE II THE TRANSACTION .............................................    7

2.1 Exercise; Sale and Purchase ........................................    7
2.2 Closing ............................................................    8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..............    8

3.1  Organization ......................................................    8
3.2  Subsidiaries ......................................................    8
3.3  Authority; Enforceability .........................................    8
3.4  Capitalization ....................................................    9
3.5  Fairness Opinion ..................................................   10
3.6  Consents and Approvals; No Violations .............................   10
3.7  Authorization of the New Securities ...............................   11
3.8  Offering Valid for the New Securities .............................   11
3.9  SEC Documents; Financial Statements; Other Financial Information ..   11
3.10 Information Supplied ..............................................   12
3.11 Absence of Undisclosed Liabilities ................................   12
3.12 Absence of Changes ................................................   12
3.13 Compliance with Laws and Permits ..................................   13
3.14 Investment Company and Investment Adviser .........................   13
3.15 Brokers ...........................................................   13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS .............   13

4.1  Organization ......................................................   13
4.2  Authority .........................................................   14
4.3  Consents and Approvals; No Violations .............................   14
4.4  Brokers ...........................................................   14
4.5  Investment Representations and Warranties .........................   15
4.6  Financial Resources ...............................................   15
4.7  Information Supplied ..............................................   15

ARTICLE V COVENANTS ....................................................   16
5.1  Other Actions; Conduct of Business ................................   16
5.2  The Rights Offering ...............................................   16
5.3  Shareholder Meeting; Proxy Statement ..............................   18
5.4  Advice of Changes; Filings ........................................   19
5.5  Delivery of Fairness Opinion ......................................   19
5.6  2003 Annual Shareholder Meeting; Proxy ............................   19

ARTICLE VI ADDITIONAL AGREEMENTS .......................................   20
6.1  Reasonable Efforts; Notification ..................................   20
6.2  Public Announcements ..............................................   21
6.3  Communications with Governmental Entities .........................   21
6.4  Investor Rights Agreement .........................................   21
6.5  Bank Communications ...............................................   22
6.6  Tax Treatment .....................................................   22

ARTICLE VII CONDITIONS .................................................   22
7.1  Closing Conditions to Each Party's Obligations ....................   22
7.2  Conditions to the Company's Obligations ...........................   23


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7.3  Conditions to the Investors' Obligations ...........................   24

ARTICLE VIII TERMINATION AND AMENDMENT ..................................   25
8.1  Termination ........................................................   25
8.2  Effect of Termination ..............................................   26

ARTICLE IX MISCELLANEOUS ................................................   26
9.1  Amendment ..........................................................   26
9.2  Extension; Waiver ..................................................   26
9.3  Survival of Representations and Warranties, Limitation on Liability    26
9.4  Notices ............................................................   27
9.5  Indemnification ....................................................   27
9.6  Fees and Expenses ..................................................   29
9.7  Interpretation .....................................................   29
9.8  Entire Agreement; Third Party Beneficiaries ........................   30
9.9  Governing Law ......................................................   30
9.10 Counterparts .......................................................   30
9.11 Assignment .........................................................   30
9.12 Enforcement ........................................................   30
9.13 Time ...............................................................   31


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Annexes

Annex I - Schedule of Investors

Exhibits

Exhibit A - Amendment to the Credit Agreement

Exhibit B - Series C Statement of Designation

Schedules

3.2 - Subsidiaries

3.3 - Company Required Consents and Approvals

3.4 - Company Capitalization

3.6 - Consents and Approvals; No Violations

3.11 - Absence of Undisclosed Liabilities

3.12 - Absence of Changes

4.3 - Investors Required Consents and Approvals

5.2(b) - Certain Optionholders

7.3(e) - Employees Signing Waivers



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                         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated
                    as of June 27, 2002, among Encompass Services Corporation, a Texas corporation (the "Company") and the Investors (the "Investors") identified on Annex I attached hereto.

     WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to effect a $50,000,000 rights offering (the "Rights Offering") in which the Company will distribute non-transferable rights to purchase shares of Common Stock to the holders of Common Stock and Participating Preferred Stock (pursuant to the Participating Preferred Stock's participation rights in accordance with the Articles) at a per share price equal to the Subscription Price and upon the terms set forth in Section 5.2 hereof; and

     WHEREAS, the Company has requested, in order for the Company to have guaranteed proceeds of $35,000,000, that the Investors agree to purchase $35,000,000 of Common Stock at the Subscription Price, through the exercise of the Investor Rights (including the Basic Subscription Privilege and, to the extent necessary, the Oversubscription Privilege represented thereby) and in the event that the exercise of the Investor Rights does not result in the purchase by the Investors of $35,000,000 of Common Stock at the Subscription Price, the purchase of additional shares of Series C Preferred Stock at the Subscription Price (the "Additional Share Purchase"); and

     WHEREAS, the Investors have agreed, subject to the terms and conditions of this Agreement, to exercise the Investor Rights (including the Basic Subscription Privilege and, to the extent necessary, the Oversubscription Privilege represented thereby) and, to the extent necessary, consummate the Additional Share Purchase in order to purchase $35,000,000 of the Shares at the Subscription Price.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Investors and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Additional Share Purchase" has the meaning set forth in the recitals.

     "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common ownership or control with, or is owned or controlled by, such specified Person; provided that Affiliates of the Investors, any designees of the Investors and Apollo shall exclude operating companies that would otherwise be deemed an Affiliate of such Persons, but shall include all investment partnerships and special purpose entities that are not operating companies, whether existing as of the date hereof or created hereafter, if the Persons controlling Apollo control such entities. As used in this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

     "Agreement" has the meaning set forth in the Caption.

     "Amendment to the Credit Agreement" means the amendment to the Credit Agreement attached hereto as Exhibit A.

     "Announcement Date" means the date on which the Rights Offering and the Amendment to Credit Agreement are first disclosed to the public (through any written, verbal or other medium or means of communication).

     "Apollo" means Apollo Management IV, L.P. and its Affiliates.

     "Articles" means the Company's Restated Articles of Incorporation, as in effect as of the date hereof.

     "Banks" means Bank of America, N.A. and those other entities (other than the Company and its Affiliates) that are parties to the Credit Agreement.

     "Basic Subscription Privilege" has the meaning set forth in Section 5.2(b).

     "Board" means the Company's Board of Directors.

     "Business Day" means any day, other than a Saturday, Sunday or a day on which the banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

     "Closing" has the meaning set forth in Section 2.2.

     "Closing Date" means the later to occur of (i) the twentieth (20th) calendar day following the Commencement Date or (ii) the date that is two (2) Business Days following the date on which any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated.

     "Closing Price" means with respect to the shares of Common Stock on any day, the last reported sales price, or in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the NYSE.

     "Code" means the Internal Revenue Code of the 1986, as amended.

     "Commencement Date" has the meaning set forth in Section 5.2(b).

     "Commission" means the United States Securities and Exchange Commission.


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     "Common Stock" means the Company's common stock, par value $0.001 per share.

     "Common Stock Purchase Right" means those rights to purchase Common Stock issued in the Rights Offering (including the Basic Subscription Privilege and Oversubscription Privilege represented thereby).

     "Company" has the meaning set forth in the Caption.

     "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other contract, agreement, commitment, instrument, Permit (as hereinafter defined), concession, franchise, license, employment agreement, or benefit or option plan or similar arrangement.

     "Conversion Price" has the meaning set forth in the Articles.

     "Credit Agreement" means the credit agreement dated as of February 22, 2000 by and among the Company, Bank of America, N.A., as syndication agent, and the several Banks named therein, as amended from time to time thereafter.

     "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, each as amended.

     "GAAP" means generally accepted accounting principles, consistently applied.

     "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government, quasi-governmental entity or organization or self-regulated organization (including, without limitation, the NYSE and the NASDAQ National Market) or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative, or arbitral body or public or private tribunal.

     "HSR Act" means the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 9.5(a).

     "Indenture" means the Indenture dated as of April 30, 1999 by and among the Company, as Issuer, IBJ Whitehall Bank & Trust, as Trustee, and the Guarantors (as defined therein), as amended from time to time thereafter.

     "Indenture Trustee" means The Bank of New York, or such other entity serving as the Trustee under the Indenture.

     "Intended Tax Treatment" has the meaning set forth in Section 6.6.

     "Investor Rights" means the Common Stock Purchase Rights offered to the Investors pursuant to the Rights Offering (including the Basic Subscription Privilege and Oversubscription Privilege represented thereby).


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     "Investor Rights Agreement" means the Investor Rights Agreement dated as of
February 22, 2000 by and among the Company and the Investor named therein, as the same may be amended, modified or supplemented from time to time.

     "Investors" has the meaning set forth in the Caption.

     "Knowledge" has the meaning set forth in Section 9.7.

     "Latest Form 10-Q" means the quarterly report on Form 10-Q filed by the Company with the Commission on May 15, 2002 for the three (3) months ended March 31, 2002.

     "Law" means all provisions of laws, statutes, ordinances, rules, bylaws, regulations, writs, Permits or Orders of any Governmental Entity.

     "Lehman Brothers" means Lehman Brothers, Inc.

     "Lehman Brothers' Fairness Opinion" has the meaning set forth in Section 3.5(a).

     "Liabilities" has the meaning set forth in Section 3.11.

     "Losses" has the meaning set forth in Section 9.5(a).

     "Material Adverse Change" has the meaning set forth in Section 9.7.

     "Material Adverse Effect" has the meaning set forth in Section 9.7.

     "NASDAQ National Market" means the automated quotation system of the National Association of Securities Dealers for trading of "Nasdaq National Market Securities" (as defined in the National Association of Securities Dealers Manual, as amended).

     "Net Authorized Shares" means the number of authorized but unissued shares of the Company's Common Stock as of the Closing Date, but after subtracting from such number the number of shares of Common Stock contractually required to be reserved as of the Closing Date for issuance upon the conversion, exchange or exercise of all securities of the Company that are convertible into, or exchangeable or exercisable for, shares of Common Stock.

     "New Securities" means the Investor Rights and the Shares.

     "NYSE" means the New York Stock Exchange.

     "Order" means all judgments, injunctions, orders and decrees of all Governmental Entities in Proceedings (as hereinafter defined) in which the Person in question is a party or by which any of its properties is bound.

     "Organizational Documents" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its certificate of limited partnership or articles or certificate of incorporation, as filed or recorded with an applicable


                                       4

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Governmental Entity, or (b) governs the internal affairs of such Person, including its partnership agreement or by-laws (or any equivalent thereof).

     "Outside Date" has the meaning set forth in Section 8.1(b).

     "Oversubscription Privilege" has the meaning set forth in Section 5.2(c).

     "Participating Preferred Stock" means shares of the Company's 7.25% Convertible Preferred Stock, $0.001 par value per share, the terms of which are governed by the Statement of Designation.

     "Permits" means, collectively, all franchises, approvals, clearances, permits, licenses, authorizations, registrations, certificates, and variances obtained from, or agreements with, any Governmental Entity.

     "Person" has the meaning set forth in Section 9.7.

     "Proceeding" means any claim, demand, suit, action, hearing, grievance, arbitration, mediation or proceeding in any court or before any Governmental Entity, whether at law or in equity.

     "Prospectus" means the final prospectus relating to the Rights Offering delivered pursuant to Rule 424(b) of the Securities Act to those Persons receiving Common Stock Purchase Rights in the Rights Offering.

     "Proxy Statement" has the meaning set forth in Section 5.3(b).

     "Record Date" means the record date for determination of those Persons entitled to receive Common Stock Purchase Rights in the Rights Offering, which record date shall be determined in good faith by the Board.

     "Registration Statement" has the meaning set forth in Section 5.2(a).

     "Rights Offering" has the meaning set forth in the recitals.

     "Rights Shares" means the shares of Common Stock issuable upon exercise of the Common Stock Purchase Rights.

     "SEC Documents" means all reports, forms, schedules, statements and other documents required to be filed by the Company or any of its Subsidiaries with the Commission (including, without limitation, the Registration Statement and the Proxy Statement).

     "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, each as amended.

     "Series C Preferred Stock" means shares of the Company's Series C Convertible Participating Preferred Stock, $0.001 par value per share, the terms of which are governed by the Series C Statement of Designation.


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     "Series C Statement of Designation" means the Statement of Designation setting forth the preferences, privileges, limitations and relative rights of the Series C Preferred Stock, attached as Exhibit B hereto.

     "Shareholders Meeting" has the meaning set forth in Section 5.3(a).

     "Shares" has the meaning set forth in Section 2.1(b).

     "Shortfall Amount" has the meaning set forth in Section 2.1(c).

     "Special Committee" means the special committee of the Board that has been established for purposes of reviewing and evaluating the Transactions and all other related or similar proposed transactions.

     "Statement of Designation" means the Statement of Designation setting forth the preferences, limitations and relative rights of the Participating Preferred Stock.

     "Subscription Price" means the lower of (i) $0.70 per share of Common Stock (or share of Common Stock underlying the Series C Preferred Stock) and (ii) the Ten-Day Average Trading Price.

     "Subsidiary" has the meaning set forth in Section 9.7.

     "Tax" means any of the Taxes and "Taxes" means with respect to any Person,
(A) all income Taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause
(A) as a result of (1) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another Person, (2) being a member of an affiliated, combined, consolidated or unitary group or (3) any contractual Liability.

     "Ten-Day Average Trading Price" shall mean the average of the Closing Prices of the Common Stock over a period of ten (10) Business Days which 10-Business Day period shall begin on the first Business Day after the Announcement Date and end on the tenth (10th) Business Day after such Announcement Date; provided, that if the average of the Closing Prices of the Common Stock over such 10-Business Day period is less than $0.55, the Ten-Day Average Trading Price shall equal $0.55.


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     "Third Party" means any Person or "group," as described in Rule 13d-5(b)
promulgated under the Exchange Act, other than the Investors or any of their Affiliates.

     "Third Party Claim" has the meaning set forth in Section 9.5(b).

     "Transactions" shall mean the Rights Offering and all other transactions related thereto, and all other transactions contemplated by this Agreement and the other Transaction Documents.

     "Transaction Documents" means this Agreement and the other certificates, documents and instruments executed by the Company or the Investors in connection with any of the foregoing documents and instruments or any of the transactions contemplated thereby (including, without limitation, the Series C Statement of Designation).

                                   ARTICLE II

                                 THE TRANSACTION

2.1 Exercise; Sale and Purchase.

     (a) Subject to the terms and conditions hereof, the Company has authorized
(i) the issuance of the Investor Rights in the Rights Offering, (ii) the reservation, issuance and sale of the Shares to the Investors on the Closing Date and (iii) the reservation, issuance and sale of all other shares of Common Stock issuable upon exercise of the Common Stock Purchase Rights.

     (b) On the Closing Date, the Company shall sell to the Investors, and the Investors shall purchase from the Company, by the exercise of the Investor Rights, and, if necessary, the consummation of the Additional Share Purchase a number of shares of Common Stock equal to $35,000,000 divided by the Subscription Price (the "Shares") at a price per share equal to the Subscription Price. For purposes of clarification, the purchase of the Shares pursuant to the immediately preceding sentence shall be deemed to be the full exercise of the Investor Rights in connection with the Rights Offering (including the exercise of the Basic Subscription Privilege and the Oversubscription Privilege to the extent necessary for the Investors to purchase $35,000,000 of Common Stock at the Subscription Price) and, if necessary, the consummation of the Additional Share Purchase. The Investors shall pay for the Shares by wire transfer of immediately available funds to an account designated by the Company (against delivery to such Investors of certificates representing such Shares). Concurrently with the receipt of payment for such Shares, the Company shall (i) deliver to the Investors certificates representing the Shares being purchased by such Investors, duly endorsed in the name of the Investors or their Affiliates or (ii) in the event such Shares are uncertificated, make the appropriate book entries to reflect the purchase of such Shares by the Investors.

     (c) Notwithstanding anything set forth in this Agreement to the contrary, if the number of Net Authorized Shares is less than the number of shares of Common Stock subscribed for by the Company's stockholders in the Rights Offering, then the Company shall reduce by the Shortfall Amount the number of Shares it would otherwise have been required to issue to the Investors pursuant to Section 2.1(b) and shall issue to the Investors shares of Series C Preferred Stock that are convertible (upon the approval contemplated in Section 5.6 hereof) into the


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number of shares of Common Stock equal to the Shortfall Amount, (and all references herein to "Shares", "Rights Shares", "Common Stock", "New Securities" and similar terms to describe the purchase of shares of Common Stock in the Rights Offering shall be deemed to refer to such shares of Series C Preferred Stock). The difference between the amount of shares of Common Stock subscribed for by the Company's stockholders (including the Investors) in the Rights Offering and the amount of Net Authorized Shares is referred to herein as the "Shortfall Amount". For purposes of clarity, pursuant to Section 2.1(b) and this
Section 2.1(c), the Investors will buy a number of shares of Common Stock, Common Stock issuable upon conversion of the Series C Preferred Stock, or a combination of the two, equal to the amount obtained by dividing $35,000,000 by the Subscription Price.

2.2 Closing.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Sullivan LLP, 30 Rockefeller Plaza, 24th Floor, New York, New York on the Closing Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investors as follows:

3.1 Organization.

     Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified, licensed or in good standing (individually or in the aggregate) would not be reasonably expected to either prevent or materially delay its ability to perform its obligations hereunder. The Company has made available to the Investors complete and correct copies of its and its Subsidiaries' Organizational Documents, each as amended to the date hereof.

3.2 Subsidiaries.

     Except as set forth on Schedule 3.2, the Company has no Subsidiaries or controlled Affiliates and does not otherwise own or control, directly or indirectly, any equity or voting interest in any Person, nor has the Company made any commitment or subscribed for the purchase of any such equity or voting interest.

3.3 Authority; Enforceability.

     Except for those shareholder consents set forth on Schedule 3.3 hereto, the Company and its Subsidiaries, as applicable, has the requisite corporate power and authority to execute and deliver or file, as applicable, this Agreement and each other Transaction Document to which it is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries, as applicable, and no other corporate proceedings on the part of the Company or any of its Subsidiaries, except for the

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shareholder approvals listed on Schedule 3.3 hereto, are necessary to authorize this Agreement or any other Transaction Document or to consummate the Transactions. This Agreement and the other Transaction Documents have been, or will be, as applicable, duly executed and delivered by the Company and each of its Subsidiaries, as applicable, and each such document constitutes, or will constitute, a valid and binding obligation of the Company or such Subsidiary, subject to receipt of the shareholder approvals listed on Schedule 3.3 hereto, enforceable against the Company and each of its Subsidiaries, as applicable, in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a Proceeding at Law or in equity).

3.4 Capitalization.

     The authorized capital stock of the Company consists solely of: (i) as of the date of this Agreement and immediately prior to the Closing Date, Two Hundred Million (200,000,000) shares of Common Stock of which: (A) 64,280,367 shares are issued and outstanding as of May 31, 2002, (B) 12,000,000 shares are reserved, as of May 31, 2002, for issuance upon the exercise of options granted or to be granted under the Company's stock option plans, (C) 4,500,000 shares are reserved, as of May 31, 2002, for issuance upon the exercise of warrants granted or to be granted pursuant to warrant agreements with Jonathan J. Ledecky, James Brady, the Investors, Karl Kerr, Randall & Jan Marie Foco, Trustees UTD, Theodore Keenan, James T. Broyles, Alfred R. Roach and Mike Callahan, (D) 22,000,000 shares are reserved, as of May 31, 2002, for issuance upon the conversion of the Participating Preferred Stock; and (E) 1,642,088 shares are reserved, as of June 1, 2002, for issuance pursuant to the Company's employee stock purchase plan, and (ii) Fifty Million (50,000,000) shares of preferred stock, par value $0.001 per share, 275,000 of which have been designated as Participating Preferred Stock of which 256,191 shares are issued and outstanding.

     Set forth on Schedule 3.4 is a summary of the Company's capitalization, on
(i) an actual basis prior to giving effect to the Transactions and (ii) on a pro forma basis (after giving effect to the Transactions expected to be disclosed in the Registration Statement) setting forth the total number of votes entitled to be cast at any meeting of the Company's Shareholders. All of the Company's and its Subsidiaries' issued and outstanding shares of capital stock (or other equity securities) have been duly authorized and validly issued and are fully paid and nonassessable, with no personal Liability attaching to the ownership thereof. Except as provided for in this Agreement and on Schedule 3.4, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its Subsidiaries is authorized or outstanding, (ii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock or other equity securities any evidences of indebtedness or assets of the Company or such Subsidiary, (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock (or other equity securities) or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries. All of the issued and outstanding

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shares of the Company's and its Subsidiaries' capital stock (or other equity securities) have been offered, issued and sold by the Company or such Subsidiary in compliance with applicable federal and state securities Laws. Except as set forth on Schedule 3.4, as of the date hereof, each subscription, warrant, option, convertible security or other right (contingent or otherwise) (other than the Common Stock Purchase Rights) to purchase or acquire any shares of capital stock of the Company or any of its Subsidiaries is exercisable at an exercise price or conversion price that is higher than the Fair Market Value (as defined in the Series C Statement of Designation) of the security underlying such subscription, warrant, option, convertible security or other right. Except as set forth on Schedule 7.3(e), no Person will be entitled to any severance, change of control payment, acceleration of vested or unvested options, continuing benefit or similar payment or acceleration that would be triggered, directly or indirectly, as a result of the Transactions. Joseph Ivey has delivered to the Company a waiver of all severance, change of control payments, acceleration of vested or unvested options, continuing benefits or similar payments or acceleration that would be triggered, directly or indirectly, as a result of the Transactions.

3.5 Fairness Opinion.

     (a) The Special Committee has determined that the Transactions are fair to the Company from a financial point of view, and has received the oral opinion of Lehman Brothers, financial advisor to the Special Committee, attesting to such effect (the "Lehman Brothers' Fairness Opinion"), and Lehman Brothers has committed to deliver a written opinion to such effect as soon as practicable.

     (b) The Lehman Brothers' Fairness Opinion satisfies the requirements of the "affiliate transaction" covenant contained in Section 4.12 of the Indenture.

3.6 Consents and Approvals; No Violations.

     Except as set forth on Schedule 3.6 hereto, neither the execution, delivery nor performance of this Agreement or the other Transaction Documents, by each of the Company and its Subsidiaries, as applicable, nor the consummation by each of the Company and its Subsidiaries, as applicable, of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the Company's and its Subsidiaries' respective Organizational Documents, (ii) require any filing with, notice to, or Permit, authorization, consent or approval of, any Governmental Entity (except for (A) any filing requirement pursuant to the HSR Act, (B) the filing of the Registration Statement and the Proxy Statement with (and subsequent declaration of effectiveness by) the Commission, (C) any filing requirement of the NYSE (or the NASDAQ National Market, if applicable) or (D) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement), (iii) result in a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, amendment, cancellation, acceleration (including, without limitation, the acceleration of any unvested options), non-renewal or contingent payment or Liability (including any severance or change-of-control Liabilities) under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iv) violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to either prevent or materially delay such Person's ability to perform its obligations hereunder.

3.7 Authorization of the New Securities.

     The New Securities have been duly authorized for issuance, and when issued and delivered, and when payment for the Shares has been received in accordance with Section 2.1 of this Agreement, the Shares will be validly issued, fully paid and nonassessable.

3.8 Offering Valid for the New Securities.

     Assuming the accuracy of the representations and warranties of the Investors contained in Section 4.5 hereof, the issuance of the New Securities will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.

3.9 SEC Documents; Financial Statements; Other Financial Information.

     Each of the Company and its Subsidiaries has filed with the Commission all SEC Documents required to be filed on or prior to the date hereof. As of their respective filing dates, (i) each SEC Document complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents complied in all material respects, as of their respective filing dates, as to form with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.10 Information Supplied.

     None of the information supplied or to be supplied by the Company or any of its Subsidiaries specifically for inclusion or incorporation by reference in any documents to be filed by the Company or any of its Subsidiaries with the Commission or any other Governmental Entity in connection with the Transactions (including, without limitation, the Registration Statement filed as contemplated by Section 5.2 hereof and any Proxy Statement filed pursuant to Section 14 under the Exchange Act in connection with the Transactions) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.11 Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 3.11 or as disclosed in the Latest Form 10-Q, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether matured or unmatured, secured or unsecured, fixed or contingent, accrued or unaccrued) ("Liabilities"), except for (a) Liabilities discussed in the most recent annual report filed on Form 10-K under the Exchange Act with the Commission, (b) Liabilities which have arisen in the ordinary course of business since the date the Company filed it most recent annual report on Form 10-K under the Exchange Act with the Commission and which are similar in nature and amount to the Liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual Liabilities incurred in the ordinary course of business.

3.12 Absence of Changes.

     Except as set forth on Schedule 3.12 hereto or as disclosed in the Latest Form 10-Q, since the Company filed its most recent annual report on Form 10-K under the Exchange Act with the Commission, there has not been (a) any Material Adverse Change, (b) any borrowing or agreement to borrow funds or any Liability incurred by the Company or any of its Subsidiaries, other than current Liabilities incurred in the ordinary course of business consistent in type and amount with past practice, (c) any asset or property of the Company or any of its Subsidiaries made subject to any encumbrance, lien or similar restriction of any kind, (d) any waiver of any right of the Company or any of its Subsidiaries, or the cancellation of any debt owed to or claim held by the Company or any of its Subsidiaries, (e) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption, purchase or acquisition of, any shares of the capital stock or other securities of the Company or any of its Subsidiaries, (f) any issuance of any stock, bond or other security of the Company or any of its Subsidiaries, (g) any disposition of any tangible or intangible asset of the Company or any of its Subsidiaries, (h) any loan by the Company or any of its Subsidiaries to any officer, director, employee, consultant, agent, affiliate or stockholder of the Company or any of its Subsidiaries (other than advances to such Persons in the ordinary course of business consistent with past practice in connection with bona fide business expenses), (i) any damage, destruction or loss (whether or not covered by insurance) of any asset of the Company or any of its Subsidiaries, (j) any extraordinary increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of the Company or any of its Subsidiaries, (k) any write-down of the value of any inventory, or any write-off as uncollectible of any account or note receivable of the

Company or any of its Subsidiaries that is not consistent in type and amount with the Company's or such Subsidiary's past practice, (l) any change in the accounting methods, practices or policies followed by the Company or any of its Subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted, which has not been adequately provided for or disclosed in the Company's annual report on Form 10-K for the year ended December 31, 2001 filed pursuant to the Exchange Act, (m) any change in the executive officers of the Company or any of its Subsidiaries, (n) any "Default" or "Event of Default" (each as defined in the Credit Agreement), under the Credit Agreement or any event, fact or circumstance that is reasonably likely to constitute a Default or Event of Default under the Credit Agreement or (o) any agreement or commitment with respect to any of the foregoing matters.

3.13 Compliance with Laws and Permits.

     The Company and each of its Subsidiaries has complied in all respects with, and is not in violation in any respect of, any Law or Permit applicable to the business of the Company or any of its Subsidiaries as presently or previously conducted, or as currently proposed to be conducted except where such non-compliance or violation would not have, or be reasonably expected to have, a Material Adverse Effect.

3.14 Investment Company and Investment Adviser.

     Neither the Company nor any of its Subsidiaries is an "investment company" or "investment adviser" as defined in the Investment Company Act of 1940, as amended.

3.15 Brokers.

     Except for customary fees payable to Lehman Brothers and to Bank of America Securities for the services they have provided in connection with the Transactions, no broker, investment banker, financial advisor, finder or other Person is entitled to any brokerage, investment banker's, financial advisor's, finder's or other fee or commission for investment banking or financial advisory services for which the Company or any of its Subsidiaries has been, is, or will be liable in connection with the execution of this Agreement by the Company or the performance by the Company of its obligations hereunder (including, without limitation, in connection with the Rights Offering).

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     The Investors represent and warrant to the Company as follows:

4.1 Organization.

     The Investors are duly organized, validly existing and in good standing under the Laws of the jurisdiction of their organization and have all requisite power and authority to carry on their business as now being conducted. The Investors are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not be reasonably expected to either prevent or materially delay their ability to perform their obligations hereunder.

4.2 Authority.

     The Investors have the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which they are a party, and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, have been duly authorized by all necessary action on the part of the Investors and no other proceedings on the part of the Investors are necessary to authorize this Agreement or any other Transaction Document or to consummate the Transactions. This Agreement and the other Transaction Documents have been duly executed and delivered by the Investors and each such document constitutes a valid and binding obligation of the Investors enforceable against the Investors in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a Proceeding at Law or in equity).

4.3 Consents and Approvals; No Violations.

     Except as set forth on Schedule 4.3 hereto, neither the execution, delivery nor performance of this Agreement or the other Transaction Documents by the Investors, nor the consummation by the Investors of the transactions contemplated hereby or thereby, will (i) conflict with or result in any breach of any provision of their Organizational Documents, (ii) require any filing with, notice to, or Permit, authorization, consent or approval of, any Governmental Entity (except for (A) any filing requirement pursuant to the HSR Act, (B) the filing of the Registration Statement and the Proxy Statement with (and subsequent declaration of effectiveness by) the Commission, (C) any filing requirement of the NYSE (or the NASDAQ National Market, if applicable) or (D) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement), (iii) result in a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, amendment, cancellation or acceleration, non-renewal or contingent payment or Liability under, any of the terms, conditions or provisions of any Contract to which any of the Investors is a party or by which any of them or any of their respective properties or assets may be bound or (iv) violate any Law applicable to the Investors or any of their properties or assets, except in the case of clauses
(iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to either prevent or materially delay such Person's ability to perform its obligations hereunder.

4.4 Brokers.

     No broker, investment banker, financial advisor, finder or other Person is entitled to any brokerage, investment banker's, financial advisor's, finder's or other fee or commission for which the Company will be liable in connection with the execution of this Agreement by the Investors or the performance by the Investors of their obligations hereunder.

4.5 Investment Representations and Warranties.

     (a) The Investors are acquiring, or will acquire, as applicable, the Shares hereunder for their own account, for investment and not with a view to the distribution thereof, and without any present intention of distributing the same.

     (b) The Investors will be "accredited investors" at the Closing within the meaning of Rule 501(a) promulgated under the Securities Act.

     (c) The Investors (i) have been furnished with or have had access to the information that the Investors requested from the Company sufficient to enable the Investors to evaluate the merits and risks of an investment in the Shares,
(ii) have had an opportunity to discuss with, and ask questions of, management of the Company regarding the intended business and financial affairs of the Company, and (iii) have generally such knowledge and experience in business and financial matters so as to enable the Investors to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares.

     (d) The Investors have no need for liquidity in their investment in the Shares and are able to bear the economic risk of its investment in the Shares and the complete loss of all of such investment.

     (e) The Investors recognize that an investment in the Company involves certain risks, and have taken full cognizance of, and understand all of, the risk factors related to the purchase of the Shares.

4.6 Financial Resources.

     The Investors have access to sufficient funds to pay the purchase price for the Shares on the Closing Date.

4.7 Information Supplied.

     None of the information supplied or to be supplied by the Investors about the Investors specifically for inclusion or incorporation by reference in any documents to be filed by the Company or any of its Subsidiaries with the Commission or any other Governmental Entity in connection with the Transactions (including, without limitation, the Registration Statement filed as contemplated by Section 5.2 hereof and any Proxy Statement filed pursuant to Section 14 under the Exchange Act in connection with the Transactions) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Investors hereby agree to indemnify the Company for any losses, Liabilities or damages (including, without limitation, the fees and expenses of the Company's legal counsel) in connection with any breach of the representations and warranties contained in this Article IV.

                                    ARTICLE V

                                    COVENANTS

5.1 Other Actions; Conduct of Business.

     (a) Prior to the Closing, the Company shall not, and shall cause each of its Subsidiaries not to, take or omit to take any action, the taking or omission of which would reasonably be expected to result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or inaccurate in any respect, (ii) a breach of any other agreement or covenant set forth in this Agreement or (iii) any of the conditions set forth in Article VII not being satisfied. From and after the date hereof until the Closing Date, the Company will, and will cause each of its Subsidiaries to, conduct its business only in the ordinary course of business consistent with past practice and use its commercially reasonable efforts to preserve intact its current business organizations.

     (b) Prior to the Closing, no Investor shall take or omit to take any action, the taking or omission of which would reasonably be expected to result in (i) any of the representations and warranties of that Investor set forth in this Agreement becoming untrue or inaccurate in any material respect, (ii) a breach of any other agreement or covenant set forth in this Agreement or (iii) any of the conditions set forth in Article VII not being satisfied.

5.2 The Rights Offering.

     (a) As promptly as practicable after the date hereof, the Company will prepare and file with the Commission a registration statement on Form S-3 as adopted pursuant to the Securities Act (or, if Form S-3 is not then available to the Company, on Form S-1 as adopted pursuant to the Securities Act) (together with the Prospectus, the "Registration Statement") covering the issuance of the Common Stock Purchase Rights and the Rights Shares. The Company will not permit any securities other than the Common Stock Purchase Rights and Rights Shares to be included in or covered by such Registration Statement. Neither the Registration Statement nor any amendment or supplement thereto, nor request for acceleration of effectiveness thereof, will be filed or submitted to any Governmental Entity without the Investors' prior consent (except if, upon the advice of legal counsel, such filing or submission is required by Law, in which event it may be filed only at the time required by Law (and no earlier)). The Investors and their counsel will be given the opportunity to participate in all drafting sessions, negotiations and other discussions with respect to such Registration Statement, and the Company will provide the Investors and their counsel with any written comments or other written communications that the Company or its counsel receives from time to time from the Commission or its staff with respect to the Registration Statement promptly after such communications are received by the Company. The Registration Statement will comply in all material respects with the provisions of applicable federal securities Laws. The Company promptly will correct any information provided by it for use in the Registration Statement if and to the extent that such information becomes false or misleading in any material respect or omits to state any material fact, and the Company will take all steps necessary to cause the Registration Statement, as so corrected, to be filed with the Commission and to be disseminated to the distributees of the Common Stock Purchase Rights, in each case as and to the extent required by applicable federal securities Laws. The Company will use its best efforts to cause the Registration Statement to be filed pursuant to this Section 5.2(a) to be declared effective by the Commission as soon as possible after the Registration Statement is filed with the Commission.

     (b) Promptly following the effective date of the Registration Statement, the Company will commence the Rights Offering (the date the Rights Offering is commenced is referred to herein as the "Commencement Date"). In the Rights Offering, the Company will distribute to each holder of Common Stock (and each holder of options or warrants issuable for Common Stock identified on Schedule 5.2(b) hereto) as of the Record Date, at no cost to such holder, one Common Stock Purchase Right for each share of Common Stock held as of the Record Date (treating each share of Participating Preferred Stock, for purposes of determining the holders of Common Stock and the number of shares of Common Stock held on the Record Date, as if it was converted into the number of shares of Common Stock for which it is convertible pursuant to Section 4 of the Statement of Designation, provided that notwithstanding the foregoing, nothing herein requires the holders of the Participating Preferred Stock to convert such Participating Preferred Stock into Common Stock in order to obtain the rights set forth in this Agreement). Each Common Stock Purchase Right will entitle the holder thereof, in such holder's sole discretion (the "Basic Subscription Privilege"), to purchase, at the Subscription Price, a number of shares of Common Stock equal to (i) $50,000,000 divided by the Subscription Price divided by (ii) the aggregate number of Common Stock Purchase Rights issued in the Rights Offering. The Company shall not, without the express prior written consent of the Investors, sell shares of Common Stock in the Rights Offering at less than the Subscription Price. If any Person who holds a Common Stock Purchase Right exercises more than one Common Stock Purchase Right in connection with the Rights Offering, such Person shall receive the number of shares of Common Stock resulting from aggregating all such exercises, rounded down to the nearest whole share. The Rights Offering will remain open until the Closing Date, and the Common Stock Purchase Rights will expire at 5:00 p.m., New York, New York local time on the Closing Date, except as otherwise required by applicable Law.

     (c) Each holder of Common Stock Purchase Rights who exercises its Basic Subscription Privilege in full will be entitled to subscribe for those Rights Shares it did not subscribe for through its Basic Subscription Privilege at the Subscription Price (the "Oversubscription Privilege"). If the number of Rights Shares remaining after the exercise of all Basic Subscription Privileges is not sufficient to satisfy the exercise of all Oversubscription Privileges, the holders exercising such Oversubscription Privileges will be allocated such Rights Shares pro rata and in proportion to the number of Rights Shares such holders purchased through their respective Basic Subscription Privileges. If the pro rata allocation referred to in the immediately preceding sentence exceeds the number of Rights Shares requested to be purchased by such holder through the exercise of its Oversubscription Privilege, then such holder only will receive the number of Rights Shares so requested, and the remaining Rights Shares from such holder's pro rata allocation will be divided among other holders of Common Stock Purchase Rights exercising their Oversubscription Privileges. If the pro rata allocation referred to in the second sentence of this Section 5.2(c) is less than the number of Rights Shares requested to be purchased by such holder through the exercise of its Oversubscription Privilege, then the excess funds paid by such holder as the Subscription Price for the Rights Shares not issued will be returned without interest or deduction. The closing of the exercise of the Oversubscription Privileges will also occur on the Closing Date.

     (d) The Company will pay all expenses associated with the Registration Statement referred to in Section 5.2(a) and the Rights Offering and registration of the Rights Shares and the Common Stock Purchase Rights, including, without limitation, filing and printing fees, fees and expenses of the subscription agent, counsel and accounting fees and expenses, costs associated with clearing the Rights Shares and the Common Stock Purchase Rights for sale under applicable state securities Laws, listing fees and the Investors reasonable fees in connection with the registration including, without limitation, the reasonable attorneys' fees of counsel to the Investors.

     (e) The Company will use all reasonable efforts to ensure that all of its outstanding shares of Common Stock will remain listed on the NYSE or, if shares of the Common Stock are no longer listed on the NYSE for any reason, the NASDAQ National Market, from and after the date of this Agreement. The Company will take all reasonable steps necessary, and pay all reasonable fees required, to list all of the Rights Shares and, when authorized and available, the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock on the NYSE (or the NASDAQ National Market). Notwithstanding the foregoing, the Company shall have no obligation to list the shares of Series C Preferred Stock on the NYSE, the NASDAQ National Market or any other securities exchange.

     (f) Notwithstanding anything to the contrary set forth in the Articles, the Investors waive any adjustment to the Conversion Price of the Participating Preferred Stock that would otherwise be required under Section 4(e) of the Statement of Designation with respect to the Company's issuance of the New Securities to the Investors. For the avoidance of doubt, the Conversion Price will be adjusted as required pursuant to Section 4(e) of the Statement of Designation as a result of any other issuance of Rights Shares in the Rights Offering.

5.3 Shareholder Meeting; Proxy Statement.

     (a) The Company shall, as soon as practicable following execution of this Agreement, (i) call a special meeting of its shareholders in order to, among other things, approve the Transactions and approve an increase in the authorized number of shares of its Common Stock to 275,000,000 shares (the "Shareholders Meeting") and (ii) hire a proxy solicitation firm that is reasonably satisfactory to the Investors to solicit votes from the Company's shareholders in favor of the Transactions. Once the Shareholders Meeting has been called, and the Company's shareholders have been given notice thereof, the Company shall not postpone or adjourn the Shareholders Meeting (other than for the absence of a quorum in person or by proxy) without the written consent of the Investors. The Board will declare that any action contemplated by any of the Transaction Documents that would require the approval of the Company's shareholders under applicable Law is advisable and recommend approval of the same by the Company's shareholders, will not withdraw or modify such recommendation and shall take all Lawful action to solicit and secure such approval; provided, however, that the Board may fail to make, or may withdraw or modify, such recommendation, but only to the extent that the disinterested members of the Board shall have determined in good faith, based upon the written advice of outside counsel, that their fiduciary duties to the Company's shareholders under applicable Law require them to advise the Company's shareholders against approving the Transactions.

     (b) In connection with the Shareholders Meeting, the Company shall prepare and deliver to each Investor, as promptly as reasonably practicable after the date hereof, a draft of a proxy statement (the "Proxy Statement"). Thereafter, the Investors and the Company each shall use their reasonable best efforts to cooperate fully to make such changes to the Proxy Statement as are reasonably requested by the Investors or otherwise appropriate, file the Proxy Statement with the Commission as soon as practicable and respond promptly to any Commission comments; provided, that the Company shall not file the Proxy Statement with the Commission, respond to any Commission comments or have any communications with the Commission concerning the Proxy Statement without the prior consent of the Investors. Upon filing the final, definitive Proxy Statement with the Commission, the Company shall promptly mail such Proxy Statement to its shareholders.

     (c) At the Shareholders Meeting, the Investors shall vote all of their shares of Participating Preferred Stock in favor of the Transactions having all the terms and conditions set forth herein.

5.4 Advice of Changes; Filings.

     From the date hereof until the earlier to occur of the Closing Date and the date this Agreement is terminated in accordance with Article VIII, the Company shall confer with the Investors on a regular basis as reasonably requested by the Investors, report on operational matters and promptly advise the Investors orally and, if requested by the Investors, in writing, of any material change with respect to the Company or any Subsidiary. From the date hereof until the Closing Date, (i) the Company will provide the Investors with a reasonable opportunity to review, consult with counsel regarding, and comment upon any filing, report or communication (including, without limitation, the Registration Statement) with any Governmental Entity in connection with the Transactions,
(ii) neither the Company nor any Subsidiary shall make any such filing, report or communication (including, without limitation, the Registration Statement) with any Governmental Entity in connection with the Transactions without first obtaining the consent of the Investors (except if, upon the advice of legal counsel, such filing, report or communication is required by Law, in which event it shall be made only at the time required by Law (and no earlier)), and (iii) the Company shall, promptly after filing, provide to the Investors (or their counsel) copies of all filings, reports or communications made by the Company or any Subsidiary with any Governmental Entity in connection with this Agreement, the Transaction Documents or the Transactions.

5.5 Delivery of Fairness Opinion.

     The Company shall promptly upon its receipt thereof deliver a copy of the Lehman Brothers Fairness Opinion to the Investors and to the Indenture Trustee and promptly respond to any supplementary requests or inquiries of the Indenture Trustee regarding the Transactions.

5.6 2003 Annual Shareholder Meeting; Proxy.

     (a) In connection with each of the Company's meetings of shareholders after December 31, 2002, the Company shall, if any of the Series C Preferred Stock has not been mandatorily converted into Common Stock pursuant to the Series C Statement of Designation, (i) submit for the approval of its shareholders a proposal to amend the Articles to increase the authorized number of shares of its Common Stock to a number sufficient to permit the conversion of all then outstanding shares of Series C Preferred Stock into Common Stock (assuming, for purposes of determining the number sufficient to allow such conversion, the reservation of the number of shares of Common Stock contractually required to be reserved for issuance upon the conversion, exchange or exercise of all securities of the Company that are convertible into, or exchangeable or exercisable for, shares of Common Stock and (ii) hire a proxy solicitation firm that is reasonably satisfactory to the Investors to solicit votes from the Company's shareholders in favor of such amendment to the Articles. The Company shall include such proposal in the proxy statement delivered to its stockholders in connection with such annual meeting, and the Board will declare that such approval is advisable and recommend the same to the Company's shareholders.

     (b) At such meeting, the Investors shall vote all of their shares entitled to vote thereon in favor of such proposal.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1 Reasonable Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts (including, without limitation, payment by the Company of all reasonable fees and expenses (including fees and expenses of the Investors and their counsel and any fees and expenses in connection with any filing required to be made by the Investors or their Affiliates pursuant to the HSR Act)) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Transactions in the most expeditious manner practicable, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings, including, without limitation, all filings under the Securities Act, Exchange Act and the HSR Act, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from Third Parties (including, without limitation, necessary waivers and consents under the Credit Agreement), (iii) the defending of any lawsuits or other Proceedings, whether judicial or administrative, challenging this Agreement or any of the other Transaction Documents or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Documents (including, without limitation, obtaining an amendment to the Credit Agreement).

     (b) The Company shall give prompt notice to the Investors of (i) any representation or warranty made by it contained in this Agreement or any of the other Transaction Documents becoming untrue or inaccurate in any respect or (ii) the failure by it, including its failure to cause a Subsidiary, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it or any Subsidiary under this Agreement or any of the other Transaction Documents; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (c) The Investors shall give prompt notice to the Company of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.2 Public Announcements.

     The Investors, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other a reasonable opportunity to review, consult with their advisors regarding, and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, except on the advice of legal counsel that such press release or public statement is required under applicable Law or by obligations pursuant to any listing agreement with NYSE or, if shares of the Common Stock are no longer listed on the NYSE for any reason, the NASDAQ National Market. The Company (or its Affiliates) shall make its initial press release or other initial public statement with respect to the Rights Offering and the Amendment to the Credit Agreement on the same date.

6.3 Communications with Governmental Entities.

     The Company, its Subsidiaries and their respective advisors will not engage in any discussions or otherwise communicate in writing with the NYSE (or, if applicable, the NASDAQ National Market), the Commission or any other Governmental Entity, or any of their respective agents or representatives concerning the Transactions without the consent of the Investors and without allowing for the participation by each Investor in such discussions or communications if such Investor desires, in its sole discretion, to participate. The Investors agree to use commercially reasonable efforts (which shall not include making any expenditures unless the same are reimbursed by the Company) to cooperate and assist the Company in connection with the foregoing.

6.4 Investor Rights Agreement.

     (a) The Investors hereby agree that in the event that the Investors vote any of the Shares in favor of any merger, consolidation or amalgamation that requires the Investors' or their Affiliates' consent pursuant to Section 15(a)(i) or Section 15(b)(i) of the Investor Rights

Agreement (as applicable), then such vote shall constitute the Investors' consent for purposes of Section 15(a)(i) or Section 15(b)(i) of the Investor Rights Agreement (as applicable).

     (b) For avoidance of doubt, the Company and the Investors agree and acknowledge that the Shares shall constitute "Restricted Shares" as defined in, and for purposes of, the Investor Rights Agreement, and shall have all of the benefits of, and be subject to all of the limitations on, "Restricted Shares" set forth in the Investor Rights Agreement.

     (c) The Investors hereby agree, for purposes of the Investor Rights Agreement, that their participation in the Rights Offering is limited to the agreements set forth herein.

     (d) The Investors consent to the Company entering into the Amendment to the Credit Agreement; for purpose of clarity, nothing in this consent shall affect the Investors' (or their Affiliates') rights in any way with respect to the increase in the dividend rate or board representation following an Event of Non-Compliance under the Statement of Designation and/or the Investor Rights Agreement.

6.5 Bank Communications.

     The Company, its Subsidiaries and their respective advisors will consult with the Investors, on a good faith basis, during any discussions or other communications with the Banks or any of their respective agents or representatives with respect to the Transactions. The Investors agree to use commercially reasonable efforts (which shall not include making any expenditures unless the same are reimbursed by the Company) to cooperate and assist the Company in connection with the foregoing.

6.6 Tax Treatment.

     The Company and the Investors intend that the distribution of Common Stock Purchase Rights in the Rights Offering to all recipients shall be treated for all Tax purposes as a Tax-free distribution on shares of common stock pursuant to Section 305 of the Code. The foregoing intended tax treatment shall be referred to herein as the "Intended Tax Treatment", and none of the parties hereto will take any position in their respective Tax or other financial and accounting filings that is contrary to or inconsistent with the Intended Tax Treatment, unless such position, in the written opinion of such parties' tax counsel, is otherwise required by Law. The Investors hereby acknowledge that they have relied on their own tax advisors and have not relied on the tax advice of the Company or the Company's tax advisors for purposes of entering into this Agreement.

                                  ARTICLE VII

                                   CONDITIONS

7.1 Closing Conditions to Each Party's Obligations.

     The respective obligations of each party to consummate the Transactions are subject to the prior satisfaction or waiver, where permissible, of the following conditions:

          (a) No Law shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibits or materially restricts the consummation of the Transactions or makes such consummation illegal (each party agreeing to use commercially reasonable efforts to have any such prohibition lifted).

          (b) No preliminary or permanent injunction or other Order issued by any Governmental Entity that restrains, enjoins or otherwise prohibits the Transactions shall be in effect (each party agreeing to use commercially reasonable efforts to have any such prohibition lifted).

          (c) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or Proceedings therefor initiated or threatened by the Commission.

          (d) The Banks shall have executed and delivered to the Company the Amendment to the Credit Agreement, such Amendment to the Credit Agreement shall be in full force and effect, and there shall have been no subsequent amendments, waivers, or other modifications to the Credit Agreement except for those amendments, waivers or modifications which, prior to their effectiveness, have been consented to by the Investors in writing.

          (e) The requisite percentage or number of Company's shareholders shall have approved all matters relating to the Transactions required to be approved by them pursuant to applicable Law.

7.2 Conditions to the Company's Obligations.

     The obligation of the Company to consummate the Transactions is subject to the prior satisfaction or waiver by the Company of the following conditions:

          (a) All of the representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of such time (ignoring, for this purpose, all materiality qualifiers set forth therein), and the Investors shall have paid for the Shares pursuant to Section 2.1(b) and performed in all material respects all other covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date.

          (b) All notices required to be given prior to the Closing Date with, and all consents, approvals, authorizations, waivers and amendments required or reasonably requested by the Company to be obtained prior to the Closing Date from, any Third Party in connection with the consummation by the Company and the Investors of the Transactions (including, without limitation, those approvals, waivers or consents required pursuant to the HSR Act, the Credit Agreement and the Indenture) and the approval of the Company's shareholders, as required by Law, of the Transactions have been made and/or obtained, except in the case of a Third Party consent, approval, authorization, waiver or amendment where the failure to give such notice or obtain such consent, approval, authorization, waiver or amendment is not reasonably likely to have a Material Adverse Effect on the Company; provided, however, that failure to satisfy the listing requirements of the NYSE with respect to the Rights Shares shall not be deemed to have a Material Adverse Effect on the Company.

7.3 Conditions to the Investors' Obligations.

     The obligations of the Investors to consummate the Transactions are subject to the prior satisfaction or waiver by the Investors of the following conditions:

          (a) All of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of such time (ignoring, for this purpose, all materiality qualifiers set forth therein) except to the extent that the failure to be true and correct has not had and could not reasonably be expected to have, in the aggregate, an adverse effect on the Company and its Subsidiaries, taken as a whole, that a reasonably prudent investor would consider material relative to the investment to be made by the Investors pursuant to this Agreement and the other Transaction Documents, and the Company shall have delivered the certificates (or, in the event the Shares are uncertificated, made the appropriate book entries) representing the Shares pursuant to Section 2.1(b) and performed in all material respects all other covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. The Investors shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

          (b) All notices required to be given prior to the Closing Date with, and all consents, approvals, authorizations, waivers and amendments required or reasonably requested by the Investors to be obtained prior to the Closing Date from, any Third Party in connection with the consummation by the Company of the Transactions (including, without limitation, those approvals, waivers or consents required or reasonably requested by the Investors pursuant to the HSR Act, the Credit Agreement and the Indenture), and the approval of the Company's shareholders, as required by Law, of the Transactions) have been made and/or obtained, except in the case of a Third Party consent, approval, authorization, waiver or amendment where the failure to give such notice or obtain such consent, approval, authorization, waiver or amendment is not reasonably likely to have a Material Adverse Effect on the Company; provided, however, that failure to satisfy the listing requirements of the NYSE with respect to the Rights Shares shall not be deemed to have a Material Adverse Effect on the Company.

          (c) The Rights Offering shall have been completed in conformity with all of the requirements related thereto provided in the Registration Statement.

          (d) The Investors shall have been provided with an opinion of Bracewell & Patterson, counsel to the Company, in form and substance satisfactory to the Investors.

          (e) The Company shall have delivered to the Investors written waivers, in form and substance satisfactory to the Investors and duly executed by each employee of the Company set forth on Schedule 7.3(e), which waivers shall state, among other things, that there are no agreements or arrangements existing as of the Closing Date that provide for any severance, change of control payment, acceleration of unvested options, continuing benefit or similar payments to such employee that would be triggered, directly or indirectly, as a result of the Transactions.

          (f) Shareholder approval of the Investors' purchase of the Shares shall have been obtained at the Shareholders Meeting.

          (g) The Investors shall have been provided with a certificate from an officer of the Company certifying that the conditions precedent to the Investor's obligations set forth in this Section 7.3 have been satisfied.

          (h) The Company shall have reimbursed the Investors for the fees and expenses incurred by the Investors (including the fees and expenses of the Investors' legal counsel and any filing fees required to be paid for filings made under the HSR Act) as required pursuant to Section 9.6.

          (i) The Series C Statement of Designation shall have been filed with the office of the Secretary of State of the State of Texas, shall be in full force and effect and the Company shall not have amended, modified or altered any provision of the Series C Statement of Designation without the prior consent of the Investors.

          (j) The Company and the Investors shall have received a written copy of the Lehman Brothers Fairness Opinion.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

8.1 Termination.

     This Agreement may be terminated at any time prior to the Closing Date as follows:

          (a) By mutual written consent of the Investors and the Company.

          (b) By either the Investors or the Company if the Closing Date shall not have occurred on or before October 15, 2002 (the "Outside Date"); provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of any representation, warranty or covenant under this Agreement has been the cause of or resulted in the failure of the Closing Date to occur on or before such date.

          (c) By either the Investors or the Company if any Governmental Entity shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the issuance of the New Securities or the consummation of the Transactions, and such Order or other action shall have become final and nonappealable.

          (d) By the Investors, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct in any respect when made or have become untrue or incorrect except to the extent that the failure to be true and correct has not had and could not reasonably be expected to have, in the aggregate, an adverse affect on the Company and its Subsidiaries, taken as a whole, that a reasonably prudent investor would consider material relative to the transactions to be consummated by the Investors pursuant to this Agreement or (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and such breach or failure shall continue unremedied for 15 days after the Company has received written notice from the Investors of the occurrence of such breach or failure; provided, however, that in remedying any such breach or failure the Company shall not have spent any money, incurred any Liabilities or undertaken any obligations which expenditure, incurrence or undertaking, individually or together with the breach or failure so remedied, would itself constitute a material breach of or failure to perform any, representation, warranty or covenant of this Agreement.

          (e) By the Company if (i) any of the representations and warranties of the Investors contained in this Agreement shall fail to be true and correct in any material respect, in each case either as of the date hereof or have since become, and at the time of termination remain, untrue in any material respect or (ii) the Investors shall have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by the Company of any of its obligations under this Agreement) and such failure to be true and correct, breach or failure shall continue unremedied for 15 days after the Investors has received written notice from the Company of the occurrence of such breach or failure.

8.2 Effect of Termination.

     In the event of a termination of this Agreement by either the Company, the Investors, or the Company and the Investors as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no Liability on the part of the Investor or the Company, except for this Section 8.2 and Sections
9.5 and 9.6, which shall remain in effect.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1 Amendment.

     This Agreement may not be amended except by an instrument in writing signed by or on behalf of all of the parties.

9.2 Extension; Waiver.

     At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions applicable to such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

9.3 Survival of Representations and Warranties, Limitation on Liability.

     All of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement until the later of (i) the first anniversary of the Closing Date and (ii) 30 days after the Company publicly files with the Commission its annual report on Form 10-K for the year ended

December 31, 2002, and no claim for breach may be asserted with respect to such representations and warranties thereafter. The covenants and agreements contained in this Agreement that are intended to be performed on and after the Closing Date shall survive the execution and delivery of this Agreement for five
(5) years, unless otherwise stated, in accordance with their terms.

9.4 Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Investors, to the addresses set forth on Annex I, hereto;

          and, if to the Company, to:

          Encompass Services Corporation
          3 Greenway Plaza, Suite 2000
          Houston, TX 77046
          Attn: Mr. Joseph Ivey, President and Chief Executive Officer Telecopy No.: (713) 860-0100

          with a copy to:

          Bracewell & Patterson, L.L.P.
          711 Louisiana, Suite 2900
          Houston, Texas  77002
          Phone: (713) 223-2900
          Fax: (713) 221-1212
          Attention:  Gary W. Orloff, Esq.

          and

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY
          Phone: (212) 310-8000
          Fax: (212) 310-8007
          Attention: Michael A. King, Esq.

9.5 Indemnification.

     (a) From and after the date hereof, the Company shall indemnify and hold harmless the Investors and their Affiliates, partners, officers, directors, employees, agents and representatives (each, an "Indemnified Party") against any losses, Liabilities or damages

(including, without limitation, the fees and expenses of the Investors' legal counsel) (collectively, "Losses") in connection with any breach of any representation, warranty or covenant made by the Company in this Agreement or any other Transaction Document or any Proceeding involving the Transactions (including, without limitation, any Losses arising out of, or based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any related preliminary prospectus or other document incorporated by reference in such Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading). To the extent that any Losses are determined, by a final, nonappealable Order of a court of competent jurisdiction, to be the direct result of fraud or crime committed by the Investors, the indemnity set forth in the immediately preceding sentence shall not apply to such Losses.

     (b) Upon its receipt of notice of any Proceeding initiated by any Third Party against an Indemnified Party (a "Third Party Claim"), the Indemnified Party shall give prompt notice to the Company of the assertion of any claim, or the commencement of any Proceeding in respect of which indemnification may be sought under this Agreement. Any failure on the part of any Indemnified Party to give the notice described in this Section 9.5(b) shall relieve the Company of its obligations under this Section 9.5 only to the extent that the Company has been prejudiced by the lack of timely and adequate notice (except that the Company shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Company, promptly (and in any event within 10 days) after the Indemnified Party's receipt thereof, copies of all notices and documents (including, without limitation, court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

     (c) With respect to any Third Party Claim, the Company shall have the sole right to assume the defense or settlement of such Third Party Claim if it has agreed irrevocably (notwithstanding any limitation on the rights of any Indemnified Party to be indemnified for Losses hereunder, including pursuant to the last sentence of Section 9.5(a) hereof) to indemnify the Indemnified Parties, provided, that an Indemnified Party shall at all times have the right, at such Indemnified Party's option, to participate fully therein at its own expense, provided, further, that the Company shall not be entitled to assume the defense or settlement if any of the Indemnified Parties reasonably determines it has defenses that are inconsistent in any material respect with the Company defenses to such claims. If the Company does not proceed diligently to defend the Third Party Claim within 10 days after receipt of written notice by an Indemnified Party of such Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of any such Third Party Claim and in such event the Company shall have the right to participate at its own expense.

     (d) With respect to any such Third Party Claim, the Company shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any such Third Party Claim entered into without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), provided, however, neither the Company nor any Indemnified Party may enter into any settlement of a Third Party Claim if such settlement (i) has any non-cash component that purports to apply to the other side or (ii) any cash component that is not being paid by the party entering into such settlement.

     (e) The parties shall cooperate in defending any such Third Party Claim, and the defending party shall have reasonable access to the books, records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Company in any Third Party Claim, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

9.6 Fees and Expenses.

     (a) Without duplication of any provision herein, irrespective of whether the Closing occurs, the Company agrees to pay, upon demand therefor, (i) any fees and expenses incurred by the Investors or their Affiliates in connection with any filing required to be made by the Investors or their Affiliates pursuant to the HSR Act and (ii) up to $1,500,000 of the other fees and expenses incurred by the Investors or their Affiliates (including employees and representatives) in connection with the negotiation, preparation, execution and delivery of all documents related to the Transactions and all other potential past or completed transactions or undertakings reviewed, or services performed, by the Investors or their Affiliates (including employees and representatives) (including, without limitation, the fees and expenses of the Investors' counsel).

     (b) The Company hereby acknowledges that its obligation to reimburse the Investors for the amounts described in Section 9.6(a) may, at the Investors' option, be fulfilled at the Closing by permitting the Investors to deduct such fees and charges from the consideration payable by the Investors to the Company pursuant to Section 2.1(b).

9.7 Interpretation.

     When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. As used in this Agreement, "Material Adverse Effect" means, when used in respect of the Company and its Subsidiaries, any effect or condition that, individually or in the aggregate with any other effect or condition, is materially adverse to the assets, properties, business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, that a reasonably prudent investor would consider material relative to the investment to be made by the Investors pursuant to this Agreement and the other Transaction Documents. As used in this Agreement, "Material Adverse Change" means, when used in respect of the Company and its Subsidiaries, any change to the assets, properties, business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, that a reasonably prudent investor would consider material relative to the investment to be made by the Investors pursuant to this Agreement and the other Transaction Documents. As used in this Agreement, except where expressly indicated otherwise, the phrase "Knowledge" with respect to the Company, means to the actual knowledge, after due inquiry (i.e., the amount of inquiry that would be undertaken by a reasonably prudent business Person given like facts and circumstances) of each of the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and Treasurer (or any successor thereto, regardless of title). As used in this Agreement, the term "Person" shall be interpreted broadly and shall include any person, individual, corporation, limited partnership, limited liability company, trust, association or other entity or business organization of any kind or division thereof.

9.8 Entire Agreement; Third Party Beneficiaries.

     This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) other than as is expressly provided for in Section 9.5, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

9.9 Governing Law.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of Laws principles thereof.

9.10 Counterparts.

     This Agreement may be executed in two or more original or facsimile counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.11 Assignment.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, that an Investor may assign its rights, interests and obligations to an Affiliate without the consent of the Company so long as such Investor remains primarily and directly obligated hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

9.12 Enforcement.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the Southern District of New

York or in a State court located in the City of New York, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto irrevocably and unconditionally (i) consents to submit such party to the personal jurisdiction of any such Federal or State court if any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York or a New York State court located in the City of New York and (iv) waives any right to trial by jury with respect to any claim or Proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

9.13 Time.

     Time is of the essence with respect to the performance of all obligations of each party arising under this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      ENCOMPASS SERVICES CORPORATION

                                      By: /s/ Gray H. Muzzy
                                         --------------------------------------
                                         Name:  Gray H. Muzzy
                                         Title: Senior Vice President

                                      APOLLO INVESTMENT FUND IV, L.P.
                                      By:    Apollo Advisors IV, L.P.
                                      By:    Apollo Capital Management IV, Inc.


                                      By: /s/ Andrew Africk
                                         --------------------------------------
                                         Name:  Andrew Africk
                                         Title: Vice President

                                      APOLLO OVERSEAS PARTNERS IV, L.P.
                                      By:    Apollo Advisors IV, L.P.
                                      By:    Apollo Capital Management IV, Inc.


                                      By: /s/ Andrew Africk
                                         --------------------------------------
                                         Name:  Andrew Africk
                                         Title: Vice President

                                                                         Annex I

                              Schedule of Investors

APOLLO INVESTMENT FUND IV, L.P.
c/o Apollo Management, L.P.
1301 Avenue of the Americas, 38th Floor
New York, New York 10019
Attention:  Mr. Andrew Africk
Telecopy No.: (212) 515-3262


APOLLO OVERSEAS PARTNERS IV, L.P.
c/o Apollo Management, L.P.
1301 Avenue of the Americas, 38th Floor
New York, New York 10019
Attention:  Mr. Andrew Africk
Telecopy No.: (212) 515-3262

in either case, with a copy to:

O'Sullivan LLP
30 Rockefeller Plaza, 24th Floor
New York, New York 10112
Attention: John M. Scott, Esq.
Telecopy No.: (212) 728-5950

                                    EXHIBIT A

                         AMENDMENT TO CREDIT AGREEMENT

                            (Intentionally Omitted)

                                    EXHIBIT B

                         ENCOMPASS SERVICES CORPORATION

                            STATEMENT OF DESIGNATION

               SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK

           Pursuant to Article 2.13 of Texas Business Corporation Act

A.   The name of the corporation is Encompass Services Corporation.

B. The following preamble and resolution were duly adopted by the Board of Directors of Encompass Services Corporation, a Texas corporation (the
     "Corporation"), on         , 2002, pursuant to the provisions of Article
     2.13 of the Texas Business Corporation Act:

     WHEREAS, the Restated Articles of Incorporation of the Corporation (the "Restated Articles of Incorporation") authorize the issuance of a class of preferred stock, par value $0.001 per share (the "Preferred Stock"), by the Corporation;

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of the Restated Articles of Incorporation, the Board of Directors hereby authorizes the issuance of a series of Preferred Stock, and the Board of Directors hereby fixes and determines the designation, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Restated Articles of Incorporation, as follows:

     1. Establishment and Designation of Series.

     There is hereby established out of the authorized but unissued shares of Preferred Stock a series of Preferred Stock to be designated Series C Convertible Participating Preferred Stock (the "Series C Preferred Stock"), to
consist of an aggregate of            shares and to have the designations,
preferences, limitations and relative rights, including voting rights, thereof, as set forth herein.

     2. Dividends.

     (a) In the event that the Corporation shall declare any dividend on its Common Stock (other than a distribution described in Section 4(e)(1) or a dividend described in Section 4(e)(7)) (a "Common Dividend"), the holders of the outstanding shares of Series C Preferred Stock shall participate in such Common Dividends on a ratable basis with such Common Stock, pro rata in accordance with the number of shares of Common Stock into which such shares of Series C Preferred Stock are then convertible pursuant to Section 4 hereof (assuming, for purposes of such determination, that a sufficient number of authorized shares of Common Stock is available to allow for such conversion at the time of such Common Dividend declaration), and shall be entitled to receive such Common Dividends out of funds legally available therefor.

     (b) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued or accumulated with respect to the Series C Preferred Stock, such payment shall be distributed ratably among the holders of the shares of Series C Preferred Stock based upon the number of shares of Series C Preferred Stock then held by each holder.

     3. Liquidation.

     (a) Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and the liquidation preference of any class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock (including the Series A Participating Preferred Stock), the holders of Series C Preferred Stock shall be entitled, before any distribution or payment is made upon any Common Stock or any other class or series of stock of the Corporation ranking on Liquidation junior to the Series C Preferred Stock, to an amount equal to the Liquidation Amount for each such share of Series C Preferred Stock held on the date of such Liquidation. The Series C Preferred Stock shall rank prior and superior to all other capital stock (other than the Series A Participating Preferred Stock, which shall rank prior and superior to the Series C Preferred Stock) of the Corporation with respect to Liquidation.

     (b) If upon a Liquidation of the Corporation, the assets of the Corporation available for distribution to the holders of Series C Preferred Stock shall be insufficient to pay the holders of Series C Preferred Stock the full amount to which they are entitled pursuant to Section 3(a), then the holders of the Series C Preferred Stock shall share in any distribution of assets to be so distributed pro rata in accordance with the total amount that each such holder of Series C Preferred Stock would otherwise be entitled to receive had their been such sufficient assets.

     (c) After all payments to the holders of the Series C Preferred Stock have been made in full pursuant to Section 3(a), the remaining net assets of the Corporation available for distribution shall be distributed so that the holders of Series C Preferred Stock and the holders of Common Stock shall share the remaining assets of the Corporation available for distribution to its stockholders in the same proportion as the number of shares of outstanding Common Stock (including, in the case of the holders of the Series C Preferred Stock, the number of shares of Common Stock issuable upon the conversion of the outstanding shares of Series C Preferred Stock in accordance with Section 4(a) hereof (assuming, for purposes hereof, that a sufficient number of authorized shares of Common Stock is available to allow for such conversion at the time of the distribution)) then held by each such stockholder bears to the total number of shares of outstanding Common Stock (including shares of Common Stock issuable upon conversion of outstanding shares of Series C Preferred Stock in accordance with Section 4(a) hereof (assuming, for purposes hereof, that a sufficient number of authorized shares of Common Stock is available to allow for such conversion at the time of the distribution)).

     (d) Written notice of such Liquidation, stating a payment date, the amount of payments due pursuant to this Section 3, and the place where said payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series C Preferred Stock. Such notice shall be addressed to each such holder at its address as shown by the records of the Corporation.

     4. Conversion.

     (a) Upon the occurrence of a Shareholder Approval Event, each share of Series C Preferred Stock then outstanding shall, by virtue of and simultaneously with the occurrence of such Shareholder Approval Event, be automatically converted into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Accumulated Amount by (B) the Conversion Price (as defined below), as last adjusted and then in effect. The initial conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series C Preferred Stock (the "Conversion Price") shall be the Subscription Price, subject to adjustment as set forth herein.

     (b) Without limiting the provisions of Section 4(a) hereof in any way, at any time from time to time, that any Net Authorized Share(s) are available, the Series C Preferred Stock shall convert automatically into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the Accumulated Amount by the Conversion Price, as last adjusted and then in effect. If there is more than one holder of shares of Series C Preferred Stock at the time of any such conversion, each such holder shall have his, her or its pro rata portion (based on the aggregate number of outstanding shares of Series C Preferred Stock immediately prior to such conversion) of his, her or its shares of Series C Preferred Stock converted pursuant to this Section 4(b).

     (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series C Preferred Stock shall be computed on the basis of the aggregate number of shares of such Series C Preferred Stock to be converted. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any such shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Fair Market Value of one share of Common Stock and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interests (other than the right to payment in respect thereof as set forth in this Section 4(c)).

     (d) The Corporation shall, for as long as any of the Series C Preferred Stock has not been converted into Common Stock pursuant to Section 4 hereof, use its best efforts (including without limitation, submitting an amendment to the Restated Articles of Incorporation to the stockholders of the Corporation for approval) to increase the authorized number of shares of its Common Stock to a number sufficient to permit the conversion of all then outstanding shares of Series C Preferred Stock into Common Stock (assuming, for purposes of determining the number sufficient to allow such conversion, that all options, warrants, convertible securities or other rights convertible, directly or indirectly, into Common Stock have been so exercised or converted, regardless of whether such options, warrants, convertible securities or other rights have an exercise or conversion price that is less than or greater than the Fair Market Value of its underlying security).

     (e) The Conversion Price shall be subject to adjustment from time to time as follows:

          (1) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          (2) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (3) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series C Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

          (4) In any case in which the provisions of this Section 4(e) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (1) issuing to the holder of any share of Series C Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 4(c) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

          (5) Whenever a Conversion Price shall be adjusted as provided in this
     Section 4(e), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series C Preferred Stock affected by the adjustment at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included, as part of any notice required to be mailed under the provisions of this
     Section 4(e) below.

          (6) If the Corporation shall propose to take any action of the types described in clauses (1), (2) or (3) of this Section 4(e), the Corporation shall give notice to each holder of shares of Series C Preferred Stock, in the manner set forth in clause (5) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (7) Without duplication of any other adjustment provided for in this
     Section 4, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Series C Preferred Stock shall have the option to (i) receive as part of such dividend or distribution the number of securities of the Corporation which such holder would have received had its shares of Series C Preferred Stock been converted into shares of Common Stock immediately prior to the date of such event or (ii) receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which such holder would have received had its shares of Series C Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 4 with respect to the rights of such holder of Series C Preferred Stock.

          (8) All calculations under this Section will be made to the nearest one-hundredth of a cent or to the nearest whole share, as the case may be. No adjustment to the Conversion Price will be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Conversion Price; provided, however, that any adjustments which by reason of this clause (8) are not required to be made will be carried forward and taken into account in a subsequent adjustment, if any.

     5. Mandatory Conversion.

     [Intentionally Omitted.]

     6. Redemption at Option of the Corporation.

     The Series C Preferred Stock shall not be redeemable at the option of the Corporation.

     7. Redemption at the Option of the Holders.

     The Series C Preferred Stock shall not be redeemable at the option of the holders thereof.

     8. Mandatory Redemption.

     The Series C Preferred Stock shall not be mandatorily redeemable.

     9. Voting Rights.

     Except as otherwise expressly provided herein or required by law and so long as any shares of the Series C Preferred Stock are outstanding, each share of Series C Preferred Stock shall entitle the holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of shareholders, on all matters entitled to be voted on by holders of Common Stock (and any other series or class of Voting Stock also entitled to vote with the holders of Common Stock), voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Series C Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted such share of Series C Preferred Stock into shares of Common Stock in accordance with Section 4(a) hereof as of the record date for determining the shareholders of the Corporation entitled to vote on any such matters (assuming, for purposes hereof, that a sufficient number of authorized shares of Common Stock is available to allow for such conversion on such record date).

     10. Definitions.

     As used herein, the following terms shall have the following meanings:

     "Accumulated Amount" means an amount equal to two (2) times the Subscription Price.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person; provided that Affiliates of Apollo shall exclude any operating companies that would otherwise be deemed an Affiliate of Apollo, but shall include all investment partnerships and special purpose entities that are not operating companies, whether existing as of the date hereof or created hereafter, if the Persons controlling Apollo have a dominant management role in such entities. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling", "controlled by", and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Apollo" means Apollo Management IV, L.P.

     "Appraisal Procedure" shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith jointly by the disinterested members of the Board and the Requisite Convertible Preferred Shareholders; provided, however, that if such parties are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days) the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the disinterested members of the Board and the Requisite Convertible Preferred Shareholders. If the disinterested members of the Board and the Requisite Convertible Preferred Shareholders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the disinterested members of the Board and the Requisite Convertible Preferred Shareholders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the disinterested members of the Board and no more than three may be named by the Requisite Convertible Preferred Shareholders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The disinterested members of the Board and the Requisite Convertible Preferred Shareholders shall submit to the investment banking firm their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Corporation and the Requisite Convertible Preferred Shareholders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The party that submits the valuation amount that is not used by the investment banking firm to calculate the final valuation amount shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Corporation shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Corporation in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

     "Board" means the Board of Directors of the Corporation.

     "Business Day" means any day except a Saturday, Sunday or a day on which banking institutions are legally authorized to close in the City of New York.

     "Closing Price" means with respect to the shares of Common Stock on any day, (i) the last reported sales price, or in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the NYSE, or (ii) if the shares of Common Stock are not listed or admitted to trading on the NYSE, the last reported sales price, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or (iii) if the shares of Common Stock are not listed on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NYSE member firm selected from time to time by the Corporation for that purpose, or (iv) if such prices in the over-the-counter market are not available, the Fair Market Value.

     "Common Dividend" shall have the meaning set forth in Section 2(a).

     "Common Stock" means the Common Stock, par value $0.001, of the Corporation.

     "Conversion Price" shall have the meaning set forth in Section 4(a).

     "Corporation" shall have the meaning set forth in the preamble to this resolution.

     "Fair Market Value" means, as to any security, the average of the Closing Prices of such security (i) averaged over a period of 21 days consisting of the day immediately preceding the day as of which "Fair Market Value" is being determined and the 20 consecutive Business Days prior to such immediately preceding day and (ii) excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using an appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of any class or series of Common Stock, a sale of all of the issued and outstanding Common Stock of the Corporation will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further, however, that fair market value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists.)

     "Liquidation" means (i) any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction and (ii) any Sale of the Corporation.

     "Liquidation Amount" means, as to each share of Series C Preferred Stock, the Preference Amount plus all accrued and unpaid dividends and all accumulated and unpaid dividends, whether or not declared and whether or not there are profits, surplus or other funds legally available for dividends, payable with respect to such share of Series C Preferred Stock, as adjusted to account for any stock splits, reverse splits, stock dividends or other similar events.

     "NASDAQ System" means the National Association of Securities Dealers Automated Quotation System.

     "Net Authorized Shares" means, as of any time, the number of authorized but unissued shares of the Corporation's Common Stock minus the number of shares of Common Stock contractually required to be reserved for issuance by the Corporation at the time of such determination, upon the conversion, exchange or exercise of all securities of the Corporation that are convertible into, or exchangeable or exercisable for, shares of Common Stock.

     "NYSE" means the New York Stock Exchange.

     "Original Issuance Date" for the Series C Preferred Stock means the date of original issuance of the first share of such Series C Preferred Stock.

     "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability corporation, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Preference Amount" means $0.02 per share.

     "Preferred Stock" shall have the meaning set forth in the preamble to this resolution.

     "Requisite Convertible Preferred Shareholders" means, as of any date of determination, the holders of a majority of the outstanding shares of Series C Preferred Stock as of such date.

     "Restated Articles of Incorporation" shall have the meaning set forth in the preamble to this resolution.

     "Sale of the Corporation" shall mean (i) the sale or other disposition, directly or indirectly, of all or substantially all of the Corporation's assets (on a consolidated basis) in one transaction or a series of transactions or (ii) the merger or consolidation of the Corporation with or into another Person, in the case of clause (ii) only, under circumstances in which the holders of Voting Stock entitled to cast a majority of the votes entitled to be cast by the holders of the Voting Stock of the Corporation, immediately prior to the merger or consolidation, own Voting Stock entitled to cast less than a majority of the votes entitled to be cast by the holders of the Voting Stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such merger or consolidation. A sale (or sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

     "Series A Participating Preferred Stock" means the Corporation's 7.25% Convertible Preferred Stock, par value $0.001 per share.

     "Series C Preferred Stock" shall have the meaning set forth in Section 1.

     "Shareholder Approval Event" means the date on which an amendment to the Restated Articles of Incorporation which authorizes a sufficient number of additional shares of Common Stock to allow the holders of the Series C Preferred Stock to convert all of such shares of Series C Preferred Stock to Common Stock (assuming, for purposes of determining the number sufficient to allow such conversion, that all options, warrants, convertible securities or other rights convertible, directly or indirectly, into Common Stock have been so exercised or converted, regardless of whether such options, warrants, convertible securities or other rights have an exercise or conversion price that is less than or greater than the Fair Market Value of its underlying security) pursuant to
Section 4 hereof shall have been filed and be in full force and effect in accordance with all applicable laws.

     "Subscription Price" has the meaning set forth in the Securities Purchase Agreement dated as of June 27, 2002 by and among the Corporation and the Investors named therein, as such may be amended from time to time.

     "Subsidiary" means any entity of which a majority of the outstanding Voting Stock, is owned by the Corporation either directly or indirectly through Subsidiaries.

     "Voting Stock" of a Person means any class or all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled

(without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     IN WITNESS WHEREOF, Encompass Services Corporation has caused this Statement of Designation to be duly executed this __ day of ____________.

                           ENCOMPASS SERVICES CORPORATION

                           By:______________________________________

                           Name:____________________________________

                           Title:_____________________________________

                                  SCHEDULE 3.2

                     SUBSIDIARIES AND CONTROLLED AFFILIATES

                Name of Subsidiary                                        Jurisdiction         Equity Holder(s)
-------------------------------------------------------------------------------------------------------------------------
A-1 Mechanical of Lansing, Inc.                                             Michigan          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
AA Advance Air, Inc.                                                         Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
A-ABC Appliance, Inc.                                                         Texas       Encompass Services Holding
                                                                                                     Corp.
-------------------------------------------------------------------------------------------------------------------------
A-ABC Services, Inc.                                                        Delaware      Encompass Services Holding
                                                                                                     Corp.
-------------------------------------------------------------------------------------------------------------------------
AA Jarl, Inc.                                                               Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Air Conditioning, Plumbing & Heating Service Co., Inc.                      Colorado          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Aircon Energy Incorporated                                                 California         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Air Systems, Inc.                                                          California       Pacific Rim Mechanical
                                                                                               Contractors, Inc.
-------------------------------------------------------------------------------------------------------------------------
Airtron, Inc.                                                               Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Airtron of Central Florida, Inc.                                             Florida             Airtron, Inc.
-------------------------------------------------------------------------------------------------------------------------
American Air Company, Inc.                                                 California         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
AMS Arkansas, Inc.                                                          Arkansas          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
B&R Electrical Services, Inc.                                               Maryland          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Building One Commercial, Inc.                                               Missouri          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Building One Service Solutions, Inc.                                        Virginia          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
BUYR, Inc.                                                                  Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Callahan Roach Products & Publications, Inc.                                Colorado          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Cardinal Contracting Corporation                                             Indiana          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Central Carolina Air Conditioning Company                                North Carolina       Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Chapel Electric Co.                                                           Ohio            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Charlie Crawford, Inc.                                                      Delaware      Encompass Services Holding
                                                                                                     Corp.
-------------------------------------------------------------------------------------------------------------------------
ChIP Corp.                                                                  Delaware          Encompass Services
                                                                                                  Corporation



                Name of Subsidiary                                        Jurisdiction         Equity Holder(s)
-------------------------------------------------------------------------------------------------------------------------
Colonial Air Conditioning Company                                           Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Commercial Air Holding Company                                              Maryland          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
CONCH Republic Corp.                                                        Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Costner Brothers, Inc.                                                   South Carolina       Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Delta Innovations, Ltd.                                                       Ohio        Roth Companies Incorporated
-------------------------------------------------------------------------------------------------------------------------
Divco, Inc.                                                                Washington         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Dynalink Corporation                                                          Ohio            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
EET Holdings, Inc.                                                          Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Electrical Contracting, Inc.                                               California         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Capital, Inc.                                                     Maryland        Commercial Air Holding
                                                                                                    Company
-------------------------------------------------------------------------------------------------------------------------
Encompass Capital, L.P.                                                       Texas        CONCH Republic Corp. Isla
                                                                                                  Morada, LLC
-------------------------------------------------------------------------------------------------------------------------
Encompass Central Plains, Inc.                                              Oklahoma          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Constructors, Inc.(fka Atlantic Industrial Constructors,          Virginia          Encompass Services
Inc.)                                                                                             Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Design Group, Inc.                                                Oklahoma       Encompass Central Plains,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies, Inc.(fka Continental Electrical          Delaware          Encompass Services
Construction Co.)                                                                                 Corporation
--------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies, Inc.(fka Oil Capital Electric, Inc.)     Oklahoma       Encompass Central Plains,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies Central Tennessee, Inc.                   Tennessee         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies Eastern Tennessee, Inc.                   Tennessee         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies - Florida, LLC                            Delaware          EET Holdings, Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies Georgia, Inc.                              Georgia         Encompass Electrical
                                                                                            Technologies Southeast,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies - Midwest, Inc.                           Wisconsin         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies North Carolina, Inc.                   North Carolina      Encompass Electrical
                                                                                            Technologies Southeast,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies North Florida, Inc.                        Florida         Encompass Electrical
                                                                                            Technologies Southeast,
                                                                                                     Inc.


                Name of Subsidiary                                        Jurisdiction         Equity Holder(s)
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies of Nevada, Inc.                            Nevada           Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies of New England, Inc.                      Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies of Texas, Inc.                              Texas           Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies Projects Group, Inc.                       Florida         Encompass Electrical
                                                                                            Technologies Southeast,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies - Rocky Mountains, Inc.                   Colorado          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies South Carolina, Inc.                   South Carolina       Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies Southeast, Inc.                            Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Electrical Technologies Western Tennessee, Inc.                   Tennessee        Encompass Electrical
                                                                                            Technologies Southeast,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Facility Services, Inc.                                           Delaware      MacDonald-Miller Industries
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Global Technologies, Inc.                                         Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Ind./Mech. of Texas, Inc.                                         Delaware      Encompass Services Holding
                                                                                                     Corp.
-------------------------------------------------------------------------------------------------------------------------
Encompass Industrial Services Southwest, Inc.                                 Texas           Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Management Co.                                                    Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Mechanical Services of Elko, Inc.(fka Snyder Mechanical)           Nevada           Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Mechanical Services - Rocky Mountains, Inc.                       Colorado          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Mechanical Services Southeast, Inc.                              Mississippi        Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Power Services, Inc.                                              Oklahoma       Encompass Central Plains,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Encompass Residential Services of Houston, Inc.(fka Sterling Air            Delaware          Encompass Services
Conditioning)                                                                                     Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Services Holding Corp.                                            Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Encompass Services Indiana L.L.C.                                            Indiana             Airtron, Inc.
                                                                                             Cardinal Contracting
                                                                                                  Corporation
                                                                                            Paul E. Smith Co., Inc.
                                                                                          Roth Companies Incorporated
-------------------------------------------------------------------------------------------------------------------------
ESR PC, L.P.                                                                  Texas        CONCH Republic Corp. Isla
                                                                                                  Morada, LLC



                Name of Subsidiary                                        Jurisdiction         Equity Holder(s)
-------------------------------------------------------------------------------------------------------------------------
Evans Services, Inc.                                                         Alabama          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
EWG Holdings, Inc.                                                          Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
FacilityDirect.com, LLC                                                     Virginia         Building One Service
                                                                                                Solutions, Inc.
-------------------------------------------------------------------------------------------------------------------------
Ferguson Electric Corporation                                               Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Fred Clark Electrical Contractor, Inc.                                        Texas        Encompass Central Plains,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Gamewell Mechanical, Inc.                                                North Carolina       Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Garfield-Indecon Electrical Services, Inc.                                    Ohio            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Gilbert Mechanical Contractors, Inc.                                        Minnesota         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
GroupMAC Texas L.P.                                                           Texas       Encompass Services Holding
                                                                                                     Corp.
                                                                                                 Wayzata, Inc.
-------------------------------------------------------------------------------------------------------------------------
Hallmark Air Conditioning, Inc.                                             Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
HPS Plumbing Services, Inc.                                                California         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
HVAC Services, Inc.                                                           Ohio            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Interstate Building Services, L.L.C.                                        Virginia         Building One Service
                                                                                                Solutions, Inc.
-------------------------------------------------------------------------------------------------------------------------
Isla Morada LLC                                                             Delaware         CONCH Republic Corp.
-------------------------------------------------------------------------------------------------------------------------
Ivey Mechanical Services, L.L.C.                                              Texas          Encompass Mechanical
                                                                                           Services Southeast, Inc.
-------------------------------------------------------------------------------------------------------------------------
K&N Plumbing, Heating and Air Conditioning, Inc.                            Delaware      Encompass Services Holding
                                                                                                     Corp.
-------------------------------------------------------------------------------------------------------------------------
Laney's, Inc.                                                               Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Lexington/Ivey Mechanical Company, L.L.C.                                   Kentucky         Encompass Mechanical
                                                                                           Services Southeast, Inc.
-------------------------------------------------------------------------------------------------------------------------
Linford Service Co.                                                        California         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
L.T. Mechanical, Inc.                                                       Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
MacDonald-Miller Co., Inc.                                                 Washington          MacDonald-Miller
                                                                                               Industries, Inc.
-------------------------------------------------------------------------------------------------------------------------
MacDonald-Miller Industries, Inc.                                          Washington         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
MacDonald-Miller of Oregon, Inc.                                            Delaware           MacDonald-Miller
                                                                                               Industries, Inc.
-------------------------------------------------------------------------------------------------------------------------
MacDonald-Miller Service, Inc.                                             Washington          MacDonald-Miller
                                                                                                Industries Inc.


                Name of Subsidiary                                        Jurisdiction         Equity Holder(s)
-------------------------------------------------------------------------------------------------------------------------
Masters, Inc.                                                               Maryland          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Mechanical Services of Orlando, Inc.                                         Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Merritt Island Air & Heat, Inc.                                             Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
National Network Services, Inc.                                             Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
National Network Services Northwest, LLC                                    Delaware          EWG Holdings, Inc.
-------------------------------------------------------------------------------------------------------------------------
Omni Mechanical Company                                                     Oklahoma          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Omni Mechanical Services                                                    Oklahoma       Encompass Central Plains,
                                                                                                     Inc.
                                                                                            Omni Mechanical Company
-------------------------------------------------------------------------------------------------------------------------
Pacific Rim Mechanical Contractors, Inc.                                   California         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Paul E. Smith Co., Inc.                                                      Indiana          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Phoenix Electric Company                                                    Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Ray's Plumbing Contractors, Inc.                                             Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Regency Electric Company, LLC                                                Florida          EET Holdings, Inc.
-------------------------------------------------------------------------------------------------------------------------
Regency Electric Company South Florida Office, Inc.                          Florida         Encompass Electrical
                                                                                            Technologies Southeast,
                                                                                                     Inc.
-------------------------------------------------------------------------------------------------------------------------
Riviera Electric of California, Inc.                                       California         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Romanoff Electric Corp.                                                       Ohio            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Roth Companies Incorporated                                                  Indiana          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Sanders Bros., Inc.                                                      South Carolina       Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Sequoyah Corporation                                                       Washington         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
S. L. Page Corporation                                                       Florida               Encompass
                                                                                              ServicesCorporation
-------------------------------------------------------------------------------------------------------------------------
Southeast Mechanical Service, Inc.                                           Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Stephen C. Pomeroy, Inc.                                                    Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Sun Plumbing, Inc.                                                           Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Taylor-Hunt Electric, Inc.                                                    Utah            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------


                Name of Subsidiary                                        Jurisdiction         Equity Holder(s)
-------------------------------------------------------------------------------------------------------------------------

Team Mechanical, Inc.                                                         Utah            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
The Farfield Company                                                        Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Tri-City Electrical Contractors, Inc.                                        Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Tri-M Corporation                                                         Pennsylvania        Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Tri-State Acquisition Corp.                                                  Nevada           Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
United Acquisition Corp.                                                      Iowa            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
United Service Alliance, Inc.                                               Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Van's Comfortemp Air Conditioning, Inc.                                      Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Vantage Mechanical Contractors, Inc.                                        Maryland          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Vermont Mechanical, Inc.                                                    Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Wade's Heating & Cooling, Inc.                                               Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Watson Electrical Construction Co.                                       North Carolina       Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Wayzata, Inc.                                                               Delaware          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Wiegold & Sons, Inc.                                                         Florida          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Willis Refrigeration, Air Conditioning & Heating, Inc.                        Ohio            Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Wilson Electric Company, Inc.                                                Arizona          Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------
Yale Incorporated                                                           Minnesota         Encompass Services
                                                                                                  Corporation
-------------------------------------------------------------------------------------------------------------------------

Other Equity or Voting Interest (50% or less):

             Entity                                                 Equity Holder(s)
------------------------------------------------------------------------------------------------------------------
Oakleaf Waste Management, LLC      12.5% Membership interest held by Wayzata, Inc.
                                   87.5% Membership interest held by James R. Barnes, founder
------------------------------------------------------------------------------------------------------------------
Process Design Builders, LLC       50% Membership interest held by Sanders Bros., Inc.
                                   50% Membership interest held by Penta, Inc.
------------------------------------------------------------------------------------------------------------------
FacilityPro.com Corporation        Approximately 10% equity interest on a fully diluted basis held by Encompass
                                   Management Co. by common stock and warrants.  Other investors include
                                   Constellation Real Technologies and Austin Ventures
------------------------------------------------------------------------------------------------------------------

From time to time the Company or one of its Subsidiaries may enter into a joint venture or other collaborative agreement in connection with a job specific project.

                                  SCHEDULE 3.3

                              SHAREHOLDER CONSENTS

Under the rules of the New York Stock Exchange, shareholder approval is required prior to listing of the Shares on the Exchange.

                                  SCHEDULE 3.4
                         Capitalization at June 27, 2002
                                 (in thousands)


                                                                           Number of Votes, after giving
                                                                            effect to the Transactions
                                                                    -----------------------------------------
                                                    Actual                 Assumes               Assumes
                                                 Shares before      Investor subscribes     Full Subscription
                                                 Transactions             at $0.55               at $0.55
                                                 -------------      -------------------     ------------------
Convertible Preferred Stock                           256               21,679  (a)            21,679  (a)

Common shares outstanding (net of treasury)        64,280               64,280                 64,280
Investor common shares                                -                 63,636  (b)            23,091  (c)
Non-Investor common shares                            -                   -                    67,818  (d)
Series C Preferred Stock                              -                   -                    40,545  (e)
                                                                       -------                -------
Total votes                                                            149,596                217,414
                                                                       =======                =======

Investor voting percentage                                               57.0%                   39.2%


(a) $256,191 plus accrued dividends of $47,318 divided by $14.00 assumed conversion price.
(b)  $35,000 divided by $0.55 exercise price.
(c) 25.4% participation in rights offering x $50 million divided by $0.55 exercise price.
(d) 74.6% participation in rights offering x $50 million divided by $0.55 exercise price.
(e) $35,000 Apollo investment less common portion of $12,700 ($50,000 x 25.4%) divided by $0.55 exercise price.


Other convertible securities outstanding:

Convertible Preferred Stock                         256
Common stock options                              9,083
Common stock warrants                             4,446
Phantom stock outstanding under director plan        23

The Company has an Employee Stock Purchase Plan, which permits eligible employees of the Company to purchase shares of Common Stock. Approximately 1,600 shares are reserved for issuance under the plan.

The Company's non-employee directors receive an automatic grant of options upon election to the Board and upon any annual re-election to the Board. Pursuant thereto, the Company granted in the aggregate 40 options at $0.54 per share to its non-employee directors re-elected at the annual meeting of shareholders on June 26, 2002.

Under the Building One Services Stock Performance Incentive Plan and the 2000 Encompass Services Corporation Stock Price Incentive Plan, certain employees will receive stock grants upon achieving a minimum stock price of $30 per share.

                                  SCHEDULE 3.6

                             CONSENTS AND APPROVALS

Under the rules of the New York Stock Exchange, shareholder approval is required prior to listing of the Shares on the Exchange.

Terms and provisions of the Investor Rights Agreement or the Statement of Designation.

Pursuant to the terms and conditions of the Indenture relating to the Company's 10-1/2% Senior Subordinated Notes Due 2009, the Company is required to deliver to the Trustee a letter from an independent financial advisor stating that the Transaction is fair to the Company from a financial point of view.

The options granted to certain officers and directors of the Company at its creation (the "Founder's Options") are fully vested.

Pursuant to the Encompass Services Corporation 1997 Stock Option Plan, the Encompass Services Corporation 1997 Stock Awards Plan, and the Building One Services Stock Performance Incentive Plan, all options (or stock) granted thereunder will immediately vest upon a change of control of the Company. A substantial number of the options referred to in this paragraph are fully vested and expire within 12 months. In addition, all such options are "out of the money."

Pursuant to the Building One Services 1997 Long-Term Incentive Plan, the Building One Services 1998 Long-Term Incentive Plan, the Building One Services 1999 Long-Term Incentive Plan, and the Building One Services 1997 Non-Employee Directors' Stock Plan, all options (or stock) granted thereunder will immediately vest upon a change of control of the Company unless the Board of Directors elects not to vest any unvested options. The Board of Directors will determine whether to do so in due course.

Pursuant to the Encompass Services Corporation Amended and Restated 1997 Stock Awards Plan, the Encompass Services Corporation 2000 Stock Awards Plan, and the 2000 Encompass Services Corporation Stock Performance Incentive Plan, the Board of Directors may elect to vest all unvested options outstanding under the respective plans upon a change of control of the Company. The Board of Directors will determine whether to do so in due course.

Under the Company's Employment Agreement with James Patrick Millinor, Jr., the Transaction qualifies as a Change of Control and would allow Mr. Millinor to elect to terminate his employment for "Good Reason" if, within six months following the Change of Control he has not given the Company a written waiver of this right. Termination by Mr. Millinor for Good Reason would give rise to severance obligations of the Company. Additionally, all stock options held by Mr. Millinor will automatically vest six months following the Change of Control unless he has given the Company a written waiver of this right prior to such time.

Under the Company's Employment Agreement with Joseph M. Ivey, the Transaction qualifies as a Change of Control and would allow Mr. Ivey to elect to terminate his employment for "Good Reason" if, within six months following the Change of Control he has not given the Company a written waiver of this right. Termination by Mr. Ivey for Good Reason would give rise to severance obligations of the Company. Additionally, all stock options held by Mr. Ivey will automatically vest six months following the Change of Control unless he has given the Company a written waiver of this right prior to such time.

Under the Company's Employment Agreements with each of Hank Holland, Gray H. Muzzy, Daniel Kipp, Darren Miller, Steve Bati, Jim Cocca, Pat McMahon, Ray Naizer and Jim Phillips, the Transaction qualifies as a Change of Control. Should any of those individual's employment be terminated within 6 months following the Change of Control (12 months in the case of Mr. Holland) other than for cause or by the individual for other than good reason, the individual would be entitled to severance. Additionally, all stock options held by Mr. Holland will automatically vest if his employment is terminated within 12 months following the Change of Control should his employment be terminated other than for cause or by the Mr. Holland for other than good reason.

                                  SCHEDULE 3.11

                       ABSENCE OF UNDISCLOSED LIABILITIES

Any and all Liabilities reflected as such on the balance sheets (and the notes thereto) set forth or incorporated by reference in SEC Documents filed with the Commission subsequent to January 1, 2002 and on or before June 27, 2002.

Any and all Liabilities referred to in the written minutes of the Audit Committee of the Board held on February 15 and May 14, 2002.

                                  SCHEDULE 3.12

                               ABSENCE OF CHANGES

Any and all Liabilities and claims disclosed on Schedule 3.11.

Liens in favor of Liberty Mutual Insurance Company by The Farfield Company in connection with the SEPTA Project. Liens pursuant to the Credit Agreement.

Terminations, settlements and cancellations of debts owed to or claims made by the Company or its Subsidiaries (a) which are covered by reserves reflected in the Company's consolidated balance sheets included in SEC Documents, or (b) which arose in the ordinary course of business (including bankruptcies of customers and former customers) in an aggregate amount not exceeding $5 million.

Dispositions of inventory in the ordinary course of business and other dispositions of tangible and intangible assets (including Subsidiaries) of the Company and its Subsidiaries in amounts not requiring approval of the Investors pursuant to the Investor Rights Agreement.

Damage, destruction and loss of assets which in the aggregate are not material to the continuing operations of the Company and its Subsidiaries taken as a whole.

Changes in executive officers that are not otherwise material for purposes of filing current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rules 13a-11 or Rule 15d.

Issuance of stock options in the ordinary course of business pursuant to the Stock Option Plans referenced in Schedule 3.6.

Issuance of shares in the ordinary course of business pursuant to the Company's Employee Stock Purchase Plan.

In the first quarter of 2002, the Company adopted SFAS Nos. 142 and 144.

                                  SCHEDULE 4.3

                    INVESTORS REQUIRED CONSENTS AND APPROVALS

None.

                                SCHEDULE 5.2(b)

                           OPTION AND WARRANT HOLDERS
                   ENTITLED TO PARTICIPATE IN RIGHTS OFFERING



Warrants

Warrant Number          # of Warrants outstanding
--------------          -------------------------

W-3                               125,000
W-6                             1,221,966
W-7                                65,534
W-8                             2,437,500

Options

Pursuant to the terms of certain options granted to certain officers and directors of the Company at its creation (the "Founder's Options"), there are 56 persons holding 506,817 options that are entitled to participate in a rights offering.

                                 SCHEDULE 7.3(e)

                                EMPLOYEE WAIVERS

James Patrick Millinor, Jr.
Joseph M. Ivey

For purposes of Section 3.4, under the Company's Employment Agreements with other members of senior management (including Sr. Vice Presidents - Operations) the Transaction qualifies as a Change of Control. Should any of those individual's employment be terminated within 6 months following the Change of Control (12 months in the case of Mr. Holland) other than for cause or by the individual for other than good reason, the individual would be entitled to severance. In each instance the severance payable upon termination following a Change of Control is equal to or less than the severance that would be payable if the individual were terminated other than for cause or by the individual for other than good reason, regardless of whether there was a Change of Control. Additionally, all stock options held by Mr. Holland will automatically vest if his employment is terminated within 12 months following the Change of Control should his employment be terminated other than for cause or by the Mr. Holland for other than good reason.

The grants and options and related plans disclosed on Schedule 3.6 are incorporated herein.